Exhibit 99.1
Hanmi Financial Corporation Reports
Second-Quarter 2009 Financial Results
— To Restate First-Quarter Results —
LOS ANGELES — August 6, 2009 — Hanmi Financial Corporation (NASDAQ:HAFC) (“we,” “our” or “Hanmi”), the holding company for Hanmi Bank (the “Bank”), reported a second-quarter net loss of $9.5 million, or ($0.21) per share, compared to a net loss of $105.5 million, or ($2.30) per share, in the second quarter of 2008, and compared to a net loss of $17.2 million, or ($0.37) per share, in the first quarter of 2009; the second-quarter 2008 net loss included a non-cash goodwill impairment charge of $107.4 million.
For the six months ended June 30, 2009, we reported a net loss of $26.7 million, or ($0.58) per share, compared to a net loss of $102.6 million, or ($2.24) per share, for the comparable period of 2008.
In a related matter, following the findings of a recent regulatory examination of the Bank, Hanmi determined that it will restate its Quarterly Report on Form 10-Q for the period ended March 31, 2009. The restatement includes an increase of the allowance for loan losses by $21.0 million to reflect an adjustment to the qualitative reserve factors that the Bank utilized in calculating its allowance for loan losses as of March 31, 2009. The adjustments in the qualitative reserve factors were the result of management incorporating first quarter trends in delinquent, classified and non-performing loans that the Bank’s loan portfolio is experiencing. The restatement also reflects certain loan grading changes that occurred as a result of the recent regulatory examination.
According to Jay S. Yoo, President and Chief Executive Officer of Hanmi, “As a result of the restatement, the first-quarter net loss increased to $17.2 million, or ($0.37) per share. The higher allowance for loan losses is attributable to the more defensive application of applying the Bank’s methodology to reflect the prolonged downturn in the economy that has led to a further deterioration in commercial real estate values in Southern California.
“Second-quarter results point to the same factors that led us to our decision to restate first-quarter results — namely, the continuing recession and its effect on a growing number of our customers who are increasingly having difficulty meeting their financial obligations to the Bank,” continued Mr. Yoo. “Their difficulties are evident in growing delinquencies and an increase in the number of non-performing loans. With that understood, and consistent with our longstanding commitment to ensuring that loan loss provisions fully reflect the economic realities of the day, we continue to be vigilant in fully and proactively addressing the challenges of our current credit environment. With no quick end to the recession in sight, we continue to diligently monitor loans with the aim of addressing problematic credits in a timely fashion. Similarly, we are carefully evaluating credits that are subject to renewal and accepting only those that are of the highest quality; this was in part responsible for the decrease of $160.4 million in the loan portfolio compared to March 31, 2009.
“On a positive note,” concluded Mr. Yoo, “as previously announced, on June 12, 2009, we entered into a Securities Purchase Agreement, subsequently amended on July 31, 2009, with Leading Investment & Securities Co., Ltd. (“Leading”), a Korean securities broker-dealer, for a total capital infusion of $11.0 million. The initial investment of $6.9 million is in an escrow account awaiting regulatory consents. We expect to close the initial investment in the near future and to receive an additional $4.1 million from Leading by the end of September. Furthermore, we remain in active negotiations with another Korean institutional investor regarding a considerably larger infusion of equity capital.”

Results of Operations
Second-quarter 2009 net interest income before provision for credit losses was unchanged at $23.1 million compared to the prior quarter. Interest and fees on loans decreased by $367,000, or 0.8 percent, from the first quarter of 2009, reflecting a decrease in the size of the loan portfolio. Interest paid on deposits declined by only $99,000, or 0.4 percent, from the first quarter of 2009 as a decline in the cost of funds was partially offset by a $91.8 million increase in the deposit portfolio in the second quarter.
During the second quarter, the high-cost six-month time deposits offered from December 2008 through March 2009 started to mature and a substantial number of them were rolled over into lower-cost deposits. The average cost of interest-bearing deposits accordingly decreased by eight basis points to 3.37 percent in the second quarter of 2009 from 3.45 percent in the first quarter. The average yield on the loan portfolio was unchanged at 5.46 percent in both the first and second quarters of 2009. Net interest margin likewise was essentially unchanged at 2.49 percent compared to 2.50 percent in the first quarter. It is anticipated that net interest margin will improve in the third quarter as $839.3 million of the aforementioned promotional time deposits will mature and are expect to be replaced by lower-cost deposits.
The provision for credit losses in the second quarter of 2009 was $23.9 million compared to $46.0 million in the prior quarter and $19.2 million in the second quarter of 2008. Second-quarter charge-offs, net of recoveries, were $23.6 million compared to $11.8 million in the prior quarter and $8.2 million in the second quarter of 2008. Second-quarter charge-offs consisted primarily of unsecured commercial and industrial loans. Management’s analysis of the third-party loan review that was completed during the second quarter, and the expectation of a prolonged recession, led to another significant provision for credit losses in the second quarter.
Total non-interest income in the second quarter of 2009 was $6.7 million compared to $8.4 million in the prior quarter and $9.7 million in the second quarter of 2008. The sequential decrease in non-interest income reflects a $909,000 other-than-temporary impairment (“OTTI”) loss on securities during the second quarter of 2009. There was also a $1.2 million net gain on sales of investment securities in the first quarter of 2009 and no comparable sales in the second quarter of 2009.
Total non-interest expense in the second quarter of 2009 was $24.7 million compared to $18.3 million in the first quarter, an increase of $6.4 million, or 35.3 percent, and $129.4 million in the second quarter of 2008, a decrease of $104.7 million, or 80.9 percent; second-quarter 2008 non-interest expense included a non-cash goodwill impairment charge of $107.4 million. The sequential increase in total non-interest expense is attributable mainly to a $2.4 million increase in deposit insurance premiums, including a $1.8 million accrual for a FDIC special assessment, a $1.4 million increase in other real estate owned (“OREO”) expense and a $1.0 million increase in loan-related expense. In addition, salaries and employee benefits increased to $8.5 million from the prior quarter’s $7.5 million, which had been reduced by the reversal of a $2.5 million post-retirement benefit obligation related to bank-owned life insurance. Absent this one-time reversal of expense, salaries and employee benefits in the second quarter decreased by $1.5 million from the prior quarter and by $2.8 million from $11.3 million in the second quarter of 2008, reflecting the progress of our cost-cutting efforts.

Due primarily to the increase in non-interest expense, the efficiency ratio (non-interest expense divided by the sum of net interest income before provision for credit losses and non-interest income) increased to 82.85 percent, compared to 57.92 percent in the prior quarter and 296.07 percent in the second quarter of 2008.
Balance Sheet and Asset Quality
Total assets at June 30, 2009 decreased by $5.0 million, or 0.1 percent, to $3.87 billion from $3.88 billion at December 31, 2008 and increased by $25.7 million, or 0.7 percent, compared to $3.85 billion at June 30, 2008. Beginning in the second quarter of 2009, we carefully evaluated credit extensions subject to renewal and approved only those with the highest quality, which meaningfully reduced our loan portfolio. At June 30, 2009, gross loans, net of deferred loan fees, decreased by $204.2 million, or 6.1 percent, to $3.16 billion, compared to $3.36 billion at December 31, 2008, and decreased by $194.9 million, or 5.8 percent, compared to $3.35 billion at June 30, 2008.
During the second quarter of 2009, we launched a core-deposit campaign in order to secure sufficient funds in this time of uncertainty in the capital markets. Total deposits increased by $217.8 million, or 7.1 percent, to $3.29 billion at June 30, 2009, compared to $3.07 billion at December 31, 2008, and increased by $326.4 million, or 11.0 percent, compared to $2.96 billion at June 30, 2008. This increase in total deposits was mainly used to reduce our reliance on wholesale funds such as FHLB advances and broker deposits.
FHLB advances decreased by $211.2 million, or 50.0 percent, to $211.0 million at June 30, 2009, compared to $422.2 million at December 31, 2008, and decreased by $285.5 million, or 57.5 percent, compared to $496.4 million at June 30, 2008. At June 30, 2009, broker deposits were $475.0 million, a decline of $399.2 million, or 45.7 percent, compared to $874.1 million at December 31, 2008, and an increase of $279.9 million, or 143.5 percent, compared to $195.1 million at June 30, 2008.
“With a sizable positive cash position of $382.8 million that resulted from the decrease in loans and the increase in deposits, we are well positioned to rebuild our core deposit base even as we anticipate some run-off of the high-cost time deposits maturing in next few months,” said Brian Cho, Chief Financial Officer. “In the same process, we anticipate lowering our overall cost of deposits during the remainder of the year by replacing them with lower-cost deposits.”
Delinquent loans were $178.7 million (5.66 percent of total gross loans) at June 30, 2009, compared to $128.5 million (3.82 percent of total gross loans) at December 31, 2008, and $138.4 million (4.12 percent of total gross loans) at June 30, 2008. The majority of the increase in delinquencies was attributable to business property loans suffering during this economic downturn. Non-performing loans at June 30, 2009 were $167.3 million (5.30 percent of total gross loans), compared to $121.9 million (3.62 percent of total gross loans) at December 31, 2008, and $112.2 million (3.34 percent of total gross loans) at June 30, 2008. As of June 30, 2009, total non-performing assets included OREO of $34.0 million, a $33.2 million increase compared to $823,000 as of December 31, 2008. The increase in OREO during the second quarter is mostly attributable to two previously mentioned California properties that have been foreclosed: a condominium project in Oakland, and a private golf course in Fallbrook.
At June 30, 2009, the allowance for loan losses was $105.3 million, or 3.33 percent of total gross loans (62.92 percent of total non-performing loans), compared to $104.9 million, or 3.16 percent of total gross loans (67.13 percent of total non-performing loans), at March 31, 2009, and $63.0 million, or 1.88 percent of total gross loans (56.14 percent of total non-performing loans), at June 30, 2008.

Capital Adequacy
At June 30, 2009, the Bank’s Tier 1 Leverage, Tier 1 Risk-Based Capital and Total Risk-Based Capital ratios were 8.01 percent, 9.42 percent and 10.70 percent, respectively, compared to 8.85 percent, 9.44 percent and 10.71 percent, respectively, at December 31, 2008.
Forward-Looking Statements
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; the ability of Leading to complete the transactions contemplated by the Securities Purchase Agreement; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration (“SBA”) loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and current and periodic reports filed with the Securities and Exchange Commission thereafter, which could cause actual results to differ from those projected. You should understand that it is not possible to predict or identify all such risks. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties. We undertake no obligation to update such forward-looking statements except as required by law.

About Hanmi Financial Corporation
Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and two loan production offices in Virginia and Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
Contact
Hanmi Financial Corporation

BRIAN E. CHO	STEPHANIE YOON
Chief Financial Officer	Investor Relations
(213) 368-3200	(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	June 30,	December 31,	%	June 30,	%
	2009	2008	Change	2008	Change
ASSETS
Cash and Due from Banks	$382,826	$85,188	349.4%	$110,222	247.3%
Federal Funds Sold and Securities Purchased Under Resale Agreements	—	130,000	(100.0)%	10,000	(100.0)%

Cash and Cash Equivalents	382,826	215,188	77.9%	120,222	218.4%

Investment Securities	218,823	197,876	10.6%	262,601	(16.7)%
Loans:
Gross Loans, Net of Deferred Loan Fees	3,157,947	3,362,111	(6.1)%	3,352,879	(5.8)%
Allowance for Loan Losses	(105,268)	(70,986)	48.3%	(62,977)	67.2%

Loans Receivable, Net	3,052,679	3,291,125	(7.2)%	3,289,902	(7.2)%

Due from Customers on Acceptances	1,916	4,295	(55.4)%	6,717	(71.5)%
Premises and Equipment, Net	19,833	20,279	(2.2)%	20,801	(4.7)%
Accrued Interest Receivable	12,118	12,347	(1.9)%	13,155	(7.9)%
Other Real Estate Owned, Net	34,018	823	4,033.4%	—	—
Servicing Assets	3,444	3,791	(9.2)%	4,328	(20.4)%
Other Intangible Assets, Net	4,115	4,950	(16.9)%	5,882	(30.0)%
Investment in Federal Home Loan Bank Stock, at Cost	30,697	30,697	—	29,397	4.4%
Investment in Federal Reserve Bank Stock, at Cost	10,053	10,228	(1.7)%	11,733	(14.3)%
Bank-Owned Life Insurance	25,937	25,476	1.8%	24,998	3.8%
Other Assets	74,392	58,741	26.6%	55,371	34.4%

TOTAL ASSETS	$3,870,851	$3,875,816	(0.1)%	$3,845,107	0.7%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$547,737	$536,944	2.0%	$683,846	(19.9)%
Interest-Bearing	2,740,186	2,533,136	8.2%	2,277,714	20.3%

Total Deposits	3,287,923	3,070,080	7.1%	2,961,560	11.0%
Accrued Interest Payable	31,859	18,539	71.8%	16,583	92.1%
Bank Acceptances Outstanding	1,916	4,295	(55.4)%	6,717	(71.5)%
Federal Home Loan Bank Advances	210,952	422,196	(50.0)%	496,433	(57.5)%
Other Borrowings	2,532	787	221.7%	3,674	(31.1)%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Accrued Expenses and Other Liabilities	14,137	13,598	4.0%	16,229	(12.9)%

Total Liabilities	3,631,725	3,611,901	0.5%	3,583,602	1.3%
Stockholders’ Equity	239,126	263,915	(9.4)%	261,505	(8.6)%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,870,851	$3,875,816	(0.1)%	$3,845,107	0.7%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
	2009	2009	Change	2008	Change	2009	2008	Change
		(Restated)
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$44,718	$45,085	(0.8)%	$55,905	(20.0)%	$89,803	$116,503	(22.9)%
Taxable Interest on Investment Securities	1,381	1,352	2.1%	2,579	(46.5)%	2,733	5,695	(52.0)%
Tax-Exempt Interest on Investment Securities	621	643	(3.4)%	662	(6.2)%	1,264	1,421	(11.0)%
Dividends on Federal Home Loan Bank Stock	—	—	—	310	(100.0)%	—	548	(100.0)%
Dividends on Federal Reserve Bank Stock	153	153	—	176	(13.1)%	306	352	(13.1)%
Interest on Federal Funds Sold and Securities Purchased Under Resale Agreements	112	82	36.6%	31	261.3%	194	114	70.2%
Interest on Term Federal Funds Sold	695	700	(0.7)%	—	—	1,395	—	—

Total Interest and Dividend Income	47,680	48,015	(0.7)%	59,663	(20.1)%	95,695	124,633	(23.2)%

INTEREST EXPENSE:
Interest on Deposits	22,686	22,785	(0.4)%	20,487	10.7%	45,471	45,334	0.3%
Interest on Federal Home Loan Bank Advances	1,010	1,112	(9.2)%	3,929	(74.3)%	2,122	8,082	(73.7)%
Interest on Other Borrowings	2	—	—	15	(86.7)%	2	339	(99.4)%
Interest on Junior Subordinated Debentures	846	988	(14.4)%	1,164	(27.3)%	1,834	2,613	(29.8)%

Total Interest Expense	24,544	24,885	(1.4)%	25,595	(4.1)%	49,429	56,368	(12.3)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	23,136	23,130	—	34,068	(32.1)%	46,266	68,265	(32.2)%

Provision for Credit Losses	23,934	45,953	(47.9)%	19,229	24.5%	69,887	37,050	88.6%

NET INTEREST INCOME (LOSS) AFTER PROVISION FOR CREDIT LOSSES	(798)	(22,823)	(96.5)%	14,839	(105.4)%	(23,621)	31,215	(175.7)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,442	4,315	2.9%	4,539	(2.1)%	8,757	9,256	(5.4)%
Insurance Commissions	1,185	1,182	0.3%	1,384	(14.4)%	2,367	2,699	(12.3)%
Remittance Fees	545	523	4.2%	539	1.1%	1,068	1,044	2.3%
Trade Finance Fees	499	506	(1.4)%	825	(39.5)%	1,005	1,690	(40.5)%
Other Service Charges and Fees	467	483	(3.3)%	703	(33.6)%	950	1,419	(33.1)%
Bank-Owned Life Insurance Income	227	234	(3.0)%	234	(3.0)%	461	474	(2.7)%
Gain on Sales of Investment Securities	1	1,276	(99.9)%	—	—	1,277	618	106.6%
Loss on Sales of Investment Securities	—	(109)	(100.0)%	—	—	(109)	—	—
Net Gain on Sales of Loans	—	2	(100.0)%	552	(100.0)%	2	765	(99.7)%
Other-Than-Temporary Impairment Loss on Securities	(909)	(98)	827.6%	—	—	(1,007)	—	—
Other Operating Income	214	66	224.2%	876	(75.6)%	280	1,452	(80.7)%

Total Non-Interest Income	6,671	8,380	(20.4)%	9,652	(30.9)%	15,051	19,417	(22.5)%

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	8,508	7,503	13.4%	11,301	(24.7)%	16,011	22,581	(29.1)%
Occupancy and Equipment	2,788	2,884	(3.3)%	2,792	(0.1)%	5,672	5,574	1.8%
Deposit Insurance Premiums and Regulatory Assessments	3,929	1,490	163.7%	758	418.3%	5,419	1,318	311.2%
Data Processing	1,547	1,536	0.7%	1,698	(8.9)%	3,083	3,232	(4.6)%
Other Real Estate Owned Expense	1,502	143	950.3%	—	—	1,645	139	1,083.5%
Professional Fees	890	616	44.5%	995	(10.6)%	1,506	1,980	(23.9)%
Loan-Related Expense	1,217	181	572.4%	240	407.1%	1,398	399	250.4%
Advertising and Promotion	624	569	9.7%	888	(29.7)%	1,193	1,700	(29.8)%
Supplies and Communications	599	570	5.1%	623	(3.9)%	1,169	1,327	(11.9)%
Amortization of Other Intangible Assets	406	429	(5.4)%	502	(19.1)%	835	1,026	(18.6)%
Other Operating Expenses	2,686	2,331	15.2%	2,253	19.2%	5,017	4,362	15.0%
Impairment Loss on Goodwill	—	—	—	107,393	(100.0)%	—	107,393	(100.0)%

Total Non-Interest Expense	24,696	18,252	35.3%	129,443	(80.9)%	42,948	151,031	(71.6)%

LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(18,823)	(32,695)	(42.4)%	(104,952)	(82.1)%	(51,518)	(100,399)	(48.7)%
Provision (Benefit) for Income Taxes	(9,288)	(15,499)	(40.1)%	595	(1,661.0)%	(24,787)	2,227	(1,213.0)%

NET LOSS	$(9,535)	$(17,196)	(44.6)%	$(105,547)	(91.0)%	$(26,731)	$(102,626)	(74.0)%

LOSS PER SHARE:
Basic	$(0.21)	$(0.37)	(43.2)%	$(2.30)	(90.9)%	$(0.58)	$(2.24)	(74.1)%
Diluted	$(0.21)	$(0.37)	(43.2)%	$(2.30)	(90.9)%	$(0.58)	$(2.24)	(74.1)%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	45,924,767	45,891,043		45,881,549		45,907,998	45,861,963
Diluted	45,924,767	45,891,043		45,881,549		45,907,998	45,861,963

SHARES OUTSTANDING AT PERIOD-END	46,130,967	45,940,967		45,900,549		46,130,967	45,900,549

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
	2009	2009	Change	2008	Change	2009	2008	Change
		(Restated)
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$3,282,152	$3,349,085	(2.0)%	$3,317,061	(1.1)%	$3,315,434	$3,310,101	0.2%
Average Investment Securities	179,129	182,284	(1.7)%	296,790	(39.6)%	180,698	319,457	(43.4)%
Average Interest-Earning Assets	3,786,788	3,806,186	(0.5)%	3,657,676	3.5%	3,796,434	3,673,663	3.3%
Average Total Assets	3,900,158	3,946,727	(1.2)%	3,920,796	(0.5)%	3,924,155	3,944,199	(0.5)%
Average Deposits	3,223,309	3,202,032	0.7%	2,882,506	11.8%	3,212,728	2,938,910	9.3%
Average Borrowings	386,477	440,053	(12.2)%	621,239	(37.8)%	413,117	587,189	(29.6)%
Average Interest-Bearing Liabilities	3,083,774	3,115,332	(1.0)%	2,851,021	8.2%	3,099,465	2,874,115	7.8%
Average Stockholders’ Equity	243,207	263,553	(7.7)%	377,096	(35.5)%	254,166	378,030	(32.8)%
Average Tangible Equity	238,850	258,775	(7.7)%	264,710	(9.8)%	249,600	264,943	(5.8)%

PERFORMANCE RATIOS: (Annualized)
Return on Average Assets	(0.98)%	(1.77)%		(10.83)%		(1.37)%	(5.23)%
Return on Average Stockholders’ Equity	(15.73)%	(26.46)%		(112.57)%		(21.21)%	(54.59)%
Return on Average Tangible Equity	(16.01)%	(26.95)%		(160.37)%		(21.60)%	(77.90)%
Efficiency Ratio	82.85%	57.92%		296.07%		70.04%	172.25%
Net Interest Spread (1)	1.90%	1.91%		2.99%		1.90%	2.92%
Net Interest Margin (1)	2.49%	2.50%		3.79%		2.49%	3.78%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$104,943	$70,986	47.8%	$52,986	98.1%	$70,986	$43,611	62.8%
Provision Charged to Operating Expense	23,922	45,770	(47.7)%	18,211	31.4%	69,692	34,883	99.8%
Charge-Offs, Net of Recoveries	(23,597)	(11,813)	99.8%	(8,220)	187.1%	(35,410)	(15,517)	128.2%

Balance at End of Period	$105,268	$104,943	0.3%	$62,977	67.2%	$105,268	$62,977	67.2%

Allowance for Loan Losses to Total Gross Loans	3.33%	3.16%		1.88%		3.33%	1.88%
Allowance for Loan Losses to Total Non-Performing Loans	62.92%	67.13%		56.14%		67.10%	56.14%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$4,279	$4,096	4.5%	$2,914	46.8%	$4,096	$1,765	132.1%
Provision Charged to Operating Expense	12	183	(93.4)%	1,018	(109.2)%	195	2,167	(91.0)%

Balance at End of Period	$4,291	$4,279	0.3%	$3,932	9.1%	$4,291	$3,932	9.1%

(1)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	June 30,	December 31,	%	June 30,	%
	2009	2008	Change	2008	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$167,255	$120,823	38.4%	$112,024	49.3%
Loans 90 Days or More Past Due and Still Accruing	41	1,075	(96.2)%	158	(74.1)%

Total Non-Performing Loans	167,296	121,898	37.2%	112,182	49.1%
Other Real Estate Owned, Net	34,018	823	4,033.4%	—	—

Total Non-Performing Assets	$201,314	$122,721	64.0%	$112,182	79.5%

Total Non-Performing Loans/Total Gross Loans	5.30%	3.62%		3.34%
Total Non-Performing Assets/Total Assets	5.20%	3.17%		2.92%
Total Non-Performing Assets/Allowance for Loan Losses	191.2%	116.9%		178.1%

DELINQUENT LOANS	$178,663	$128,469	39.1%	$138,373	29.1%

Delinquent Loans/Total Gross Loans	5.66%	3.82%		4.12%

LOAN PORTFOLIO:
Real Estate Loans	$1,137,395	$1,180,114	(3.6)%	$1,158,480	(1.8)%
Commercial and Industrial Loans	1,945,816	2,099,732	(7.3)%	2,108,506	(7.7)%
Consumer Loans	76,098	83,525	(8.9)%	88,062	(13.6)%

Total Gross Loans	3,159,309	3,363,371	(6.1)%	3,355,048	(5.8)%
Deferred Loan Fees	(1,362)	(1,260)	8.1%	(2,169)	(37.2)%

Gross Loans, Net of Deferred Loan Fees	3,157,947	3,362,111	(6.1)%	3,352,879	(5.8)%
Allowance for Loan Losses	(105,268)	(70,986)	48.3%	(62,977)	67.2%

Loans Receivable, Net	$3,052,679	$3,291,125	(7.2)%	$3,289,902	(7.2)%

LOAN MIX:
Real Estate Loans	36.0%	35.1%		34.5%
Commercial and Industrial Loans	61.6%	62.4%		62.8%
Consumer Loans	2.4%	2.5%		2.7%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$547,737	$536,944	2.0%	$683,846	(19.9)%
Savings	88,477	81,869	8.1%	93,747	(5.6)%
Money Market Checking and NOW Accounts	424,760	370,401	14.7%	728,601	(41.7)%
Time Deposits of $100,000 or More	1,284,491	849,800	51.2%	1,050,942	22.2%
Other Time Deposits	942,458	1,231,066	(23.4)%	404,424	133.0%

Total Deposits	$3,287,923	$3,070,080	7.1%	$2,961,560	11.0%

DEPOSIT MIX:
Demand — Noninterest-Bearing	16.7%	17.5%		23.1%
Savings	2.7%	2.7%		3.2%
Money Market Checking and NOW Accounts	12.9%	12.1%		24.6%
Time Deposits of $100,000 or More	39.1%	27.7%		35.5%
Other Time Deposits	28.6%	40.0%		13.6%

Total Deposits	100.0%	100.0%		100.0%

CAPITAL RATIOS (Bank Only):
Total Risk-Based	10.70%	10.71%		10.64%
Tier 1 Risk-Based	9.42%	9.44%		9.39%
Tier 1 Leverage	8.01%	8.85%		8.60%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended									Six Months Ended
	June 30, 2009			March 31, 2009			June 30, 2008			June 30, 2009			June 30, 2008
		Interest	Average		Interest	Average		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS

Loans:
Real Estate Loans:
Commercial Property	$914,802	$13,041	5.72%	$914,632	$12,937	5.74%	$804,745	$13,810	6.90%	$914,717	$25,978	5.73%	$797,548	$28,290	7.13%
Construction	178,456	1,594	3.58%	180,026	1,547	3.49%	208,074	2,649	5.12%	179,237	3,141	3.53%	212,842	5,542	5.24%
Residential Property	86,913	1,119	5.16%	90,490	1,163	5.21%	89,949	1,205	5.39%	88,692	2,282	5.19%	89,730	2,375	5.32%

Total Real Estate Loans	1,180,171	15,754	5.35%	1,185,148	15,647	5.35%	1,102,768	17,664	6.44%	1,182,646	31,401	5.35%	1,100,120	36,207	6.62%
Commercial and Industrial Loans	2,025,414	27,774	5.50%	2,083,951	28,237	5.50%	2,127,882	36,236	6.85%	2,054,521	56,011	5.50%	2,122,691	76,288	7.23%
Consumer Loans	77,989	1,108	5.70%	81,244	1,153	5.76%	88,491	1,596	7.25%	79,608	2,261	5.73%	89,385	3,294	7.41%

Total Gross Loans	3,283,574	44,636	5.45%	3,350,343	45,037	5.45%	3,319,141	55,496	6.72%	3,316,775	89,673	5.45%	3,312,196	115,789	7.03%
Prepayment Penalty Income	—	82	—	—	48	—	—	409	—	—	130	—	—	714	—
Unearned Income on Loans, Net of Costs	(1,422)	—	—	(1,258)	—	—	(2,080)	—	—	(1,341)	—	—	(2,095)	—	—

Gross Loans, Net	3,282,152	44,718	5.46%	3,349,085	45,085	5.46%	3,317,061	55,905	6.78%	3,315,434	89,803	5.46%	3,310,101	116,503	7.08%

Investment Securities:
Municipal Bonds (1)	59,222	956	6.46%	58,886	989	6.72%	63,177	1,018	6.45%	59,055	1,945	6.59%	67,528	2,186	6.47%
U.S. Government Agency Securities	13,177	144	4.37%	9,578	96	4.01%	84,088	884	4.21%	11,387	240	4.22%	96,974	2,129	4.39%
Mortgage-Backed Securities	74,939	880	4.70%	75,716	895	4.73%	91,488	1,076	4.70%	75,326	1,775	4.71%	94,288	2,252	4.78%
Collateralized Mortgage Obligations	20,713	215	4.15%	33,631	348	4.14%	46,411	487	4.20%	27,136	563	4.15%	48,172	1,021	4.24%
Corporate Bonds	233	22	37.77%	159	(22)	-55.35%	7,779	89	4.58%	196	—	—	8,644	198	4.58%
Other Securities	10,845	109	4.02%	4,314	33	3.06%	3,847	42	4.37%	7,598	142	3.74%	3,851	94	4.88%

Total Investment Securities (1)	179,129	2,326	5.19%	182,284	2,339	5.13%	296,790	3,596	4.85%	180,698	4,665	5.16%	319,457	7,880	4.93%

Other Interest-Earning Assets:
Equity Securities	41,532	153	1.47%	41,727	153	1.47%	38,031	486	5.11%	41,629	306	1.47%	35,760	900	5.03%
Federal Funds Sold and Securities Purchased Under Resale Agreements	135,362	112	0.33%	94,585	82	0.35%	5,621	31	2.21%	115,086	194	0.34%	8,258	114	2.76%
Term Federal Funds Sold	147,692	695	1.88%	138,344	700	2.02%	—	—	—	143,044	1,395	1.95%	—	—	—
Interest-Earning Deposits	921	11	4.78%	161	2	4.97%	173	1	2.31%	543	13	4.79%	87	1	2.30%

Total Other Interest-Earning Assets	325,507	971	1.19%	274,817	937	1.36%	43,825	518	4.75%	300,302	1,908	1.27%	44,105	1,015	4.60%

TOTAL INTEREST-EARNING ASSETS (1)	$3,786,788	$48,015	5.09%	$3,806,186	$48,361	5.15%	$3,657,676	$60,019	6.60%	$3,796,434	$96,376	5.12%	$3,673,663	$125,398	6.86%

INTEREST-BEARING LIABILITIES

Interest-Bearing Deposits:
Savings	$84,588	$527	2.50%	$82,029	$505	2.50%	$91,803	$527	2.31%	$83,315	$1,032	2.50%	$92,135	$1,054	2.30%
Money Market Checking and NOW Accounts	319,319	1,426	1.79%	343,354	1,854	2.19%	718,257	5,707	3.20%	331,270	3,280	2.00%	637,875	10,367	3.27%
Time Deposits of $100,000 or More	1,313,683	12,108	3.70%	1,078,650	10,322	3.88%	1,098,990	11,040	4.04%	1,196,816	22,430	3.78%	1,226,728	26,727	4.38%
Other Time Deposits	979,707	8,625	3.53%	1,171,246	10,104	3.50%	320,732	3,213	4.03%	1,074,947	18,729	3.51%	330,188	7,186	4.38%

Total Interest-Bearing Deposits	2,697,297	22,686	3.37%	2,675,279	22,785	3.45%	2,229,782	20,487	3.70%	2,686,348	45,471	3.41%	2,286,926	45,334	3.99%

Borrowings:
FHLB Advances	302,220	1,010	1.34%	356,190	1,112	1.27%	536,412	3,929	2.95%	329,056	2,122	1.30%	485,157	8,082	3.35%
Other Borrowings	1,851	2	0.43%	1,457	—	—	2,421	15	2.49%	1,655	2	0.24%	19,626	339	3.47%
Junior Subordinated Debentures	82,406	846	4.12%	82,406	988	4.86%	82,406	1,164	5.68%	82,406	1,834	4.49%	82,406	2,613	6.38%

Total Borrowings	386,477	1,858	1.93%	440,053	2,100	1.94%	621,239	5,108	3.31%	413,117	3,958	1.93%	587,189	11,034	3.78%

TOTAL INTEREST-BEARING LIABILITIES	$3,083,774	$24,544	3.19%	$3,115,332	$24,885	3.24%	$2,851,021	$25,595	3.61%	$3,099,465	$49,429	3.22%	$2,874,115	$56,368	3.94%

NET INTEREST INCOME (1)		$23,471			$23,476			$34,424			$46,947			$69,030

NET INTEREST SPREAD (1)			1.90%			1.91%			2.99%			1.90%			2.92%

NET INTEREST MARGIN (1)			2.49%			2.50%			3.79%			2.49%			3.78%

(1)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.